Exhibit 99.1

Investor Contact: Larry Kromidas

(618) 258-3206

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Buckingham Research Group’s 2007 Chemicals and

Advanced Materials – Majors Conference

Clayton, MO, June 19, 2007 – Olin Corporation’s (NYSE: OLN) senior management will present at the Buckingham Research Group’s 2007 Chemicals and Advanced Materials – Majors Conference in Boston, MA on June 28, 2007.

Copies of the presentation slides for the conference will be available prior to the presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investor section under Recent Press Releases and Speeches.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Metals, and Winchester. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip. Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2007-11